UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 14, 2008
(Date of earliest event reported)

STEVEN MADDEN, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On October 14, 2008, Steven Madden, Ltd. (the “Company”) and Awadhesh Sinha, Chief Operating Officer of the Company, entered into Amendment No. 2 (“Amendment No. 2”) to that certain Employment Agreement, dated as of June 15, 2005 (the “Original Agreement”), between Mr. Sinha and the Company (see Exhibit 10.1 to the Company’s Form 8-K dated June 21, 2005), as amended on November 6, 2007 (“Amendment No. 1”) (see Exhibit 10.1 to the Company’s Form 8-K dated November 6, 2007) (the Original Agreement, as amended by Amendment No. 1 and Amendment No. 2, are collectively referred to as the “Employment Agreement”). Among other things, Amendment No. 2 (i) extends the term of the Employment Agreement until December 31, 2010, subject to earlier termination as provided in the Employment Agreement, (ii) provides that Mr. Sinha’s annual base salary is fixed at $540,000 (which is equal to the base salary amount currently payable to him pursuant to the Original Agreement), (iii) amends the bonus provisions of the Employment Agreement, which generally provide that any bonuses thereunder shall be based on a percentage of the Company’s net earnings before interest and taxes, (iv) provides for certain deferred compensation with respect to 2008, 2009 and 2010, (v) provides for an automobile allowance, (vi) amends the definition of “Change of Control,” and (vii) includes certain other changes based on changes in tax law. Amendment No. 2 is effective as of October 1, 2008.

          The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Agreement, dated October 14, 2008, between Steven Madden, Ltd. and Awadhesh Sinha.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2008

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld

Edward R. Rosenfeld
Chief Executive Officer